UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                  _____________

                        TECHNOLOGY RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

                  Florida                                   59-2095002
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                     Identification No.)

            5250 140th Avenue North
                Clearwater, Florida                            33760
      (Address of Principal Executive Offices)               (Zip Code)

                                  _____________


      Technology Research Corporation 2000 Long Term Incentive Plan, as amended
                           (Full title of the plan)

                                  _____________

                                  Scott Loucks
                            Chief Financial Officer
                        Technology Research Corporation
                            5250 140th Avenue North
                            Clearwater, Florida 33760

                     (Name and address of agent for service)

                                  (727) 535-0572
           (Telephone number, including area code, of agent for service)

                                  _____________

                        Copies of all communications to:

                              Randy K. Sterns, Esq.
                   Bush, Ross, Gardner, Warren & Rudy, P.A.
                           220 South Franklin Street
                             Tampa, Florida 33602
                                (813) 224-9255
                                (813) 223-9620











                           Calculation of Registration Fee

                                  Proposed        Proposed
Title of                          Maximum         Maximum          Amount of
Securities to    Amount to be     Offering Price  Aggregate        Registration
Registered       Registered (1)   Per Share       Offering Price   Fee
_______________  ______________   ______________  ______________   ____________
common stock,    300,000 shares(2)  $12.09(2)     $3,627,000(2)    $293.42(3)
$.51 par value

(1) In accordance with the provisions of Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Such shares are not subject to outstanding options. The exercise price of options granted under the Plan shall be determined at the time of grant.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the closing price reported on the NASDAQ National Market on November 21, 2003.


                 REGISTRATION OF ADDITIONAL SHARES PURSUANT
                           TO GENERAL INSTRUCTION E

The Registrant is filing this Registration Statement on Form S-8 to register an additional 300,000 shares of Common Stock issuable under an Amendment Number 1 to the Registrant's 2000 Long Term Incentive Plan (the "Plan"), which amendment was approved by the Registrant's stockholders on August 21, 2003. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 Hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-96975) filed with the Securities and Exchange Commission (the "Commission") on July 23, 2002 relating to the Technology Research Corporation 2000 Long Term Incentive Plan.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. These documents need not be filed with the Securities and Exchange Commission, the SEC, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II of this registration statement), taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     We have filed with the Commission and hereby incorporate by reference in this Registration Statement the following documents:



     (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2003, filed on June 27, 2003 .

     (b) Our Proxy Statement for its 2003 Annual Meeting of Stockholders, filed on July 16, 2003.

     (c) Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed on August 14, 2003.

     (d) Our Quarterly Report on Form 10-QSB for the quarter September 30, 2003, filed on November 14, 2003.

     (e) The description of the Common Stock which is contained in the Registrant's Registration Statement on Form S-1, dated November 6, 1989, File No. 33-31967, effective January 16, 1990, as filed pursuant to the Securities Act of 1933, under the caption "Description of Securities."

     (f) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Florida corporation. The Registrant's Articles of Incorporation provides that, to the fullest extent permitted by Florida law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Articles of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law.

     In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Florida law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant's Bylaws permit, and its Board of Directors has authorized, the purchase of liability insurance for the Registrant's officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. The Registrant believes that its Articles of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     4.1 The Technology Research Corporation 2000 Long Term Incentive Plan as filed with the Commission as Exhibit "A" in the Registrant's definitive Proxy Statement dated July 14, 2000 is hereby incorporated by reference.

     5.1 Opinion of Bush Ross Gardner Warren & Rudy, P.A. regarding legality of the Common Stock.

     23.1  Independent Auditors' Consent of KPMG LLP.

     24.1  Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or event arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Technology Research Corporation, a corporation organized and existing under the laws of the State of Florida, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on November 26, 2003.

                        Technology Research Corporation

                        By:  /s/ Robert S. Wiggins
                                 Robert S. Wiggins, Chief Executive Officer

     Pursuant to the requirements of the Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                                Date

/s/ Robert S. Wiggins         Chairman of the Board of Directors,
    Robert S Wiggins          Chief Executive Officer         November 26, 2003


/s/ Scott J. Loucks(4)        President
    Jerry T. Kendall          Chief Operating Officer         November 26, 2003


/s/ Scott J. Loucks(4)
    Raymond H. Legatti*       Director (Sr. Vice President)   November 26, 2003


/s/ Scott J. Loucks(4)        Director (Sr. VP of Government
    Raymond B. Wood*          Operations & Marketing)         November 26, 2003


/s/ Scott J. Loucks(4)
    Gerry Chastelet*          Director                        November 26, 2003


/s/ Scott J. Loucks(4)
    Jack S. Painter, Jr.*     Director                        November 26, 2003


/s/ Scott J. Loucks(4)
    Martin L. Poad*           Director                        November 26, 2003


(4) Acting pursuant to a Power of Attorney, the original of which is incorporated herein by reference to Exhibit 24.1 contained within Part II of the Company's Registration Statement.